Registration No. 333-58190

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIVER VALLEY BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	35-1984567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

430 Clifty Drive
Madison, Indiana	47250
(Address of Principal Executive Offices)	(Zip Code)

RIVER VALLEY BANCORP DIRECTOR STOCK OPTION PLAN
(Full name of the plan)

MATTHEW P. FORRESTER	Copy to:
President & Chief Executive Officer	CLAUDIA V. SWHIER, ESQ.
River Valley Bancorp	Barnes & Thornburg LLP
430 Clifty Drive	11 S. Meridian Street
Madison, Indiana 47250	Indianapolis, Indiana 46204
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(812) 273-4949

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

River Valley Bancorp (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister all shares (as adjusted for stock splits and dividends) of the Registrant’s common stock, no par value per share, that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 333-58190) filed on April 2, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, and the State of Indiana, on this 12th day of December, 2012.

RIVER VALLEY BANCORP

By:	/s/ Matthew P. Forrester
Matthew P. Forrester
President and Chief Executive Officer